UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  April 22, 2015

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, Susan M. Molineaux, Ph.D. was appointed by the Board to serve as a Class II member of the Board of Directors of Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”).  Dr. Molineaux will serve on the Science and Technology Committee of the Board.  The Theravance Biopharma Board of Directors has determined that Dr. Molineaux is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.  In connection with her appointment to the Board, Dr. Molineaux will be entitled to receive cash and equity compensation as described in Theravance Biopharma’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2015.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)                                 The 2015 Annual General Meeting of Shareholders was held on April 22, 2015.

(b)                                 The nominees listed below were elected Class I members of the Board of Directors with the respective votes set forth opposite their names:

	Votes for	Votes withheld
Eran Broshy	28,242,577	34,270
Henrietta H. Fore	23,693,782	4,583,065
Burton G. Malkiel, Ph.D.	23,710,864	4,565,983

The shareholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results are set forth below:

For	Against	Abstain
31,512,889	56,920	109,393

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: April 24, 2015	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Senior Vice President, General Counsel and Secretary

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